Exhibit (5)(a)
Travonte Warren
Director and Assistant General Counsel
Phone: (513) 983-1100
October 30, 2026
The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202
Gentlemen/Mesdames:
This opinion is rendered for use in connection with the Registration Statement on Form S-3, filed by The
Procter & Gamble Company (the “Company”) with the Securities and Exchange Commission on October 15, 2026
(the “Registration Statement”), with respect to the issuance of (i) $750,000,000 aggregate principal amount of the
Company’s 5.125% Notes due October 30, 2031 (the “5.125% Notes”), (ii) $750,000,000 aggregate principal amount of the Company’s 5.300% Notes due October 30, 2033 (the “5.300% Notes”), (iii) $1,250,000,000 aggregate principal amount of the Company’s 5.450% Notes due October 30, 2036 (the “5.450% Notes”) and (iv)
$1,250,000,000 aggregate principal amount of the Company’s 5.900% Notes due October 30, 2056 (the “5.900%
Notes” and, together with the 5.125% Notes, 5.300% Notes and 5.450% Notes, the “Debt Securities”). The Debt
Securities will be issued under an Indenture, dated as of September 3, 2009 between the Company and Deutsche
Bank Trust Company Americas, as trustee (the “Indenture”).
As counsel for the Company, I have examined and am familiar with originals or copies, certified or otherwise, identified to my satisfaction, of such statutes, documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of this opinion, including the Amended Articles of
Incorporation, Regulations and By Laws of the Company and the records of the proceedings of the shareholders and directors of the Company.
This opinion letter is limited to the laws of the State of Ohio and, to the extent set forth in the following sentence, the laws of the State of New York, each as currently in effect, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. Insofar as the opinions set forth herein are governed by the laws of the
State of New York, I have relied as to all matters governed by such law upon the opinion dated the date hereof of
Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, addressed to the
Company and filed as an Exhibit to a Current Report on Form 8-K of the Company to be filed with the Commission, which will be incorporated by reference in the Registration Statement. To the extent the opinion of Fried, Frank,
Harris, Shriver & Jacobson LLP contains conditions and limitations, I incorporate such conditions and limitations herein. Also, insofar as my opinion involves factual matters, I have relied, to the extent I deem proper, upon certificates of officers of the Company and certificates of public officials.
Upon the basis of the foregoing, I am of the opinion that:
(a) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of Ohio; and
(b) The Debt Securities have been duly authorized and the global securities representing the Debt Securities have been duly executed, authenticated, issued and delivered, and assuming receipt by the Company of payment of the issue price of the Debt Securities, will be legally issued and will constitute valid and binding obligations of the
Company in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
I hereby consent to the filing of this opinion as an Exhibit to a Current Report on Form 8-K of the Company to
be filed with the Commission, which will be incorporated by reference in the Registration Statement, and to the reference to my name in the prospectus contained in the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of
1933, as amended.
Very truly yours,

/s/ Travonte Warren
Travonte Warren
Director and Assistant General Counsel